Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

Mike Slessor Promoted to President of FormFactor, Inc. and Joins Board of Directors
CEO Tom St. Dennis named Executive Chairman; Carl Everett named Lead Independent Director

LIVERMORE, Calif. — October 24, 2013 — FormFactor, Inc. (Nasdaq: FORM) today announced the appointment of Mike Slessor as president and as a member of the company’s Board of Directors, and CEO Tom St. Dennis as Executive Chairman of the Board. St. Dennis’ new role follows the decision of Carl Everett, current Chairman of the Board, to not run for re-election to the FormFactor Board at the 2014 Annual Meeting of Stockholders. Everett will assume the role of Lead Independent Director. All appointments are effective October 24, 2013.

In his new role as president, Slessor will lead all of the Company’s product marketing, engineering, manufacturing and supply chain activities. Since October 2012 Slessor has served as senior vice president and general manager of the company’s MicroProbe Product Group, which was created after the company’s acquisition of Astria Semiconductor Holdings, including its subsidiary MicroProbe, Inc. Prior to being at FormFactor, Slessor served as a director and the president and CEO of MicroProbe from July 2008 through the October 2012 closing of FormFactor’s acquisition of MicroProbe. Prior to joining MicroProbe, Slessor held various management, product-marketing, and applications-engineering positions in the semiconductor industry, and brings to the FormFactor Board of Directors extensive international industry and probe card specific experience.

“The FormFactor Board is confident that Mike and Tom are the right team to lead the company toward long-term profitable growth,” said Carl Everett, FormFactor’s Chairman. “Tom has made significant progress stabilizing the company’s performance and implementing the company’s turn-around, as most recently evidenced by two consecutive quarters of positive cash flow. Mike’s performance in leading the MicroProbe Product Group makes the Board confident he is the right person to lead the company’s product groups and drive further integration synergies.”

“After navigating through some difficult challenges over the past several years, FormFactor continues to be a critical supplier to the semiconductor industry as the leader in advanced probe cards,” commented Slessor. “I am excited about bringing our Product Groups together to further improve our competitiveness and profitability, and joining the Board’s strategic oversight of the company’s future.”

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to the company’s ability to grow and to successfully transition to profitability. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

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